As filed with the Securities and Exchange Commission on September 15, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

VINCE HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	75-3264870
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

500 Fifth Avenue – 20th Floor New York, New York 10110	10110
(Address of Principal Executive Offices)	(Zip Code)

Vince Holding Corp. Amended and Restated 2013 Omnibus Incentive Plan

(Full title of the plans)

David Stefko

Interim Chief Executive Officer and Chief Financial Officer

Vince Holding Corp.

500 Fifth Avenue—20th Floor

New York, New York 10110

(212) 944-2600

(Name and address of agent for service and telephone number, including area code, of agent for service)

Copies to:

John C. Kennedy

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

(212) 373-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common Stock, par value $0.01 per share	1,000,000(2)	$5.23	$5,230,000	$678.86

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of common stock which become issuable because of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock of Vince Holding Corp (the “Company”).

(2)	Represents additional shares of the Company’s common stock reserved for issuance under the Company’s Amended and Restated 2013 Omnibus Incentive Plan.
(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act based on $5.23, the average of the high and low prices of the Company’s common stock as reported on the New York Stock Exchange on September 4, 2020.

EXPLANATORY NOTE

Vince Holding Corp. (the “Company”) is filing this Registration Statement on Form S-8 to register an additional 1,000,000 shares of common stock available for issuance under the Company’s Amended and Restated 2013 Omnibus Incentive Plan (the “Vince 2013 Plan”). The increase in the number of shares of common stock authorized for issuance under the Vince 2013 Plan was approved by written consent of the Company’s stockholders holding a majority of the Company’s issued and outstanding common stock, delivered to the Company on June 30, 2020. Pursuant to General Instruction E to Form S-8, the contents of the earlier registration statement on Form S-8 related to the Vince 2013 Plan filed with the Securities and Exchange Commission (the “Commission”) on November 20, 2013 (File No. 333-192500) are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein.

All references to the Company’s common stock provided in this Registration Statement reflect the number of shares subsequent to the Company’s 10-to-1 reverse stock split whereby every 10 shares of the Company’s issued and outstanding the common stock were automatically converted into one share of its common stock. The reverse stock split became effective on October 23, 2017.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed by the Company with the Commission are incorporated in this Registration Statement by reference:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2020, filed with the Commission on June 11, 2020;
(b)	The Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended May 2, 2020 and August 1, 2020 filed with the Commission on July 31, 2020 and September 15, 2020, respectively;
(c)

The description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A filed with the Commission on November 20, 2013 including any amendments or reports filed for the purpose of updating such description; and

(d)	The Company’s Current Report on Form 8-K filed with the Commission on July 6, 2020 and August 11, 2020.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein) after the date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Exhibit Description	Incorporated by Reference
		Form	File No.	Exhibit	Filing Date	Filed Herewith
4.1	Amended & Restated Certificate of Incorporation of the Company	8-K	001-36212	3.1	11/27/2013
4.2	Certificate of Amendment of Amended & Restated Certificate of Incorporation of the Company	8-K	001-36212	3.01	9/8/2017
4.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Company	8-K	001-36212	3.1	10/24/2017
4.4	Amended & Restated Bylaws of the Company	8-K	001-36212	3.2	11/27/2013
4.5	Form of Stock Certificate of the Company	10-K	001-36212	4.1	4/25/2018
5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP					X
23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm of Vince Holding Corp.					X
23.2	Consent of Crowe LLP, independent registered public accounting firm of Contemporary Lifestyle Group LLC					X
23.3	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1)					X
24.1	Powers of Attorney (included on signature page hereto)					X
99.1	Vince Holding Corp. Amended & Restated 2013 Omnibus Incentive Plan					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 15, 2020.

VINCE HOLDING CORP.

By:	/s/ David Stefko
	Name:	David Stefko
	Title:	Interim Chief Executive Officer and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below (other than Brendan Hoffman and David Stefko) hereby severally constitutes and appoints each of Brendan Hoffman and David Stefko with full power of substitution and resubstitution, his or her true and lawful attorney-in fact and agent, with full powers to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), granting unto said attorney full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming that said attorney or his or her substitute, may lawfully do or cause to be done by virtue of this power of attorney. This power of attorney may be executed in counterparts and all capacities to sign any and all amendments.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ David Stefko	Interim Chief Executive Officer and Chief Financial Officer (principal executive officer and principal financial and accounting officer)	September 15, 2020
David Stefko

/s/ Matthew Garff	Director	September 15, 2020
Matthew Garff
/s/ Jerome Griffith	Director	September 15, 2020
Jerome Griffith
/s/ Robin Kramer	Director	September 15, 2020
Robin Kramer
/s/ Marc J. Leder	Director	September 15, 2020
Marc J. Leder
/s/ Michael Mardy	Director	September 15, 2020
Michael Mardy
/s/ Eugenia Ulasewicz	Director	September 15, 2020
Eugenia Ulasewicz